UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2014

The Laclede Group, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Olive Street

St. Louis, Missouri 6310

(Address of principal executive offices, including ZIP code)

(314) 342-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On April 5, 2014, The Laclede Group, Inc. (“Laclede”), entered into a definitive agreement to acquire from Energen Corporation (“Energen”) all of the outstanding shares of stock (the “Transaction”) of Alabama Gas Corporation (“Alagasco”). The acquisition will be effected pursuant to a stock purchase agreement among Laclede, Energen and Alagasco (the “Acquisition Agreement”). The consideration for the Transaction is $1.6 billion, including the assumption of approximately $250 million of long-term debt. Laclede has agreed to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, to treat the Transaction as a deemed purchase and sale of assets for tax purposes. The consideration will be subject to a customary post-closing adjustment for cash, indebtedness and working capital. Following completion of the Transaction, Alagasco will be a wholly-owned subsidiary of Laclede.

Representations, Warranties and Covenants

The Acquisition Agreement includes customary representations, warranties and covenants of Alagasco, Energen and Laclede. During the executory period, Alagasco will operate the business in the ordinary course until the Transaction is consummated, with specific limitations on dividends, entry into material contracts and employee benefits, among others. Energen and Alagasco have also agreed to cooperate with Laclede’s efforts to obtain permanent financing. The Transaction is not subject to any financing condition. See “Financing Commitment” below.

Upon the closing (and subject thereto), Laclede will repay Alagasco’s outstanding indebtedness under its existing credit facility and will make, or cause Alagasco to make, a customary change-of-control offer to prepay certain outstanding privately-held notes of Alagasco.

The parties have agreed to indemnify each other for breaches of representations, warranties and covenants, as well as losses resulting from assets or liabilities assumed or retained by each party, as applicable. Generally, Energen’s aggregate liability with respect to such indemnification obligations in the Acquisition Agreement, after a $15 million deductible, is capped at $25 million, however, certain fundamental representations and certain covenants are not subject to such limitations.

Conditions to Closing

Consummation of the Transaction is subject to customary conditions, including, without limitation: (i) the expiration or early termination of the waiting period applicable to the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any required approvals thereunder, (ii) the receipt of required approvals from the Alabama Public Service Commission, as applicable, and (iii) the absence of any law, injunction, judgment or ruling prohibiting or restraining the Transaction. In addition, it is a condition to Energen’s obligations to close the Transaction that it amend or refinance its outstanding credit facilities on terms which are reasonably acceptable to Energen so as to not cause the obligations thereunder to be in default upon the closing of the Transactions.

Termination

The Acquisition Agreement contains certain termination rights for both Laclede and Energen, including, among others, the right to terminate if the Transaction is not completed by May 1, 2015 (subject to extension to August 3, 2015, under certain circumstances related to fulfillment of regulatory closing conditions).

The Acquisition Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement.

The Acquisition Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about Laclede, Energen or Alagasco and should not be relied on by any other person or entity for any purposes. The Acquisition Agreement contains representations and warranties that each of the parties have made to each other as of specific dates and to evidence their agreement on various issues. The assertions and other statements or disclosures embodied in those representations and warranties were made solely for purposes of the contract between such parties and may be subject to important qualifications and limitations or other factors agreed to by each such party in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Acquisition Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors or may have been used for purposes of allocating risk between each party rather than establishing matters as fact. Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Acquisition Agreement as statements of factual information.

Financing Commitment

On April 5, 2014, Laclede entered into a commitment letter (the “Commitment Letter”) with Credit Suisse AG, and its affiliates (collectively “Credit Suisse”) and Wells Fargo Bank, National Association, and its affiliates (collectively “Wells Fargo” together with Credit Suisse, the “Banks”). Pursuant to the Commitment Letter, the Banks have committed to provide a 364-day senior bridge term loan credit facility (the “Bridge Term Facility”) in an aggregate principal amount of $1.35 billion to fund the Transaction. The commitment is subject to various conditions, including, (i) the absence of a material adverse effect having occurred with respect to either Laclede (on a combined basis with Alagasco) or Alagasco, (ii) no default created under any material contractual obligation or creation or imposition of any security interest or lien, in each case, related to Laclede’s entering into and performance of the Bridge Term Facility, (iii) the execution of satisfactory definitive documentation and (iv) other customary closing conditions. Any permanent debt and equity financing obtained by Laclede on or prior to the closing of the Transaction will reduce the amount of the commitment under the Commitment Letter.

A copy of the Commitment Letter is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The foregoing description of the Commitment Letter and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter.

Item 7.01 Regulation FD Disclosure.

On April 7, 2014, Laclede announced in a press release that it had entered into the Transaction described above under Item 1.01. A copy of the press release is furnished as Exhibit 99.2. The information furnished in this Item 7.01 and in Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of Laclede’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Forward Looking Statements

This Current Report on Form 8-K may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the transactions described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including the risk that the transaction described above may not be consummated or that the anticipated benefits from the transactions cannot be fully realized. An extensive list of factors that can affect future results are discussed in Laclede’s Annual Report on Form 10-K for the year ended September 30, 2013, and updated in Laclede’s quarterly 10-Q filings and other documents filed from time to time with the Securities and Exchange Commission. Laclede undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01 Financial Statements and exhibits.

(d)	Exhibits.

Number	Exhibit

2.1	Stock Purchase Agreement dated April 5, 2014.

99.1	Commitment Letter dated April 5, 2014.

99.2	Press Release dated April 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: April 7, 2014	By:	/s/ S. Sitherwood
	Name:	S. Sitherwood
	Title:	President and Chief Executive Officer

Exhibit Index

Number	Exhibit

2.1	Stock Purchase Agreement dated April 5, 2014.

99.1	Commitment Letter dated April 5, 2014.

99.2	Press Release dated April 7, 2014.